EXHIBIT 10.55

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made as of _______, 2011, by and between Digital Domain Institute, Inc. (the “Company”), a corporation organized under the laws of the State of Florida, with its principal offices at 8881 South US Highway One, Port St. Lucie, FL 34952, and the purchaser whose name and address is set forth on the signature pages hereto (the “Purchaser”).

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

SECTION 1.  Authorization of Sale of the Shares.  Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale in a private placement of up to 4,500,000 shares (the “Shares”) of common stock, no par value per share (the “Common Stock”), of the Company.  The Company reserves the right to increase or decrease the number of Shares sold in this private placement prior to the Closing Date (as defined below) for the purpose of including therein the Other Purchasers (as defined below), if any.

SECTION 2.  Agreement to Sell and Purchase the Shares.  At the Closing (as defined below), the Company will, subject to the terms and conditions of this Agreement, issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares set forth on the signature pages hereto, for an aggregate purchase price equal to the number of such Shares multiplied by a per-share purchase price of US $8.00.

The Company may, in its sole and absolute discretion, enter into the same form of purchase agreement with certain other investors (the “Other Purchasers”) and may, in its sole and absolute discretion, complete sales of additional Shares to them. The Purchaser and such Other Purchasers, if any, are hereinafter sometimes collectively referred to as the “Purchasers,” and this Agreement and the stock purchase agreements executed by such Other Purchasers, if any, are hereinafter sometimes collectively referred to as the “Agreements.”

SECTION 3.  Delivery of the Shares at the Closing.  The completion of the purchase and sale of the Shares (the “Purchaser Shares”) referenced in the first paragraph of Section 2 hereof (the “Closing”) shall occur as soon as practicable at such place within the jurisdiction referenced in Section 5.7 as agreed to by the parties hereto, on the date of and concurrently with the execution of this Agreement, or on such later date or at such different location as the parties shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the “Closing Date”).

At the Closing, the Company shall deliver to the Purchaser one or more stock certificates registered in the name of the Purchaser, or, if so indicated on the Stock Certificate Questionnaire attached hereto as Appendix I, in such nominee name(s) as designated by the Purchaser, representing the number of Shares set forth on the signature pages hereto, each bearing an appropriate legend referring to the fact that the Purchaser Shares were sold in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(2) thereof and Rule 506 thereunder.  The name or names in which the stock certificates are to be registered are set forth in the Stock Certificate Questionnaire attached hereto as Appendix I.  The Company’s obligation to complete the purchase and sale of the Purchaser Shares and deliver such stock certificate(s) to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company:  (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Purchaser Shares being purchased hereunder; and (b) the accuracy in all material respects of the representations and warranties made by the Purchaser in Section 5.8 hereof, and the accuracy of all other representations and warranties made herein by the Purchaser (in each case, as if such representations and warranties were made on the Closing Date), and the fulfillment in all material respects of those undertakings made herein by the Purchaser to be fulfilled prior to the Closing.  The Purchaser’s obligation to accept delivery of such stock certificate(s) and to pay for the Purchaser Shares evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by the Purchaser:

(a) each of the representations and warranties of the Company made herein which is qualified by materiality or material adverse effect or words of similar effect shall be accurate in all respects as of the Closing Date (except to the extent any such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be accurate as of such date), and each of the representations and warranties of the Company made herein which is not so qualified shall be accurate in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to a specific date, in which case such representations and warranties shall be accurate in all material respects  as of such date); and

(b) the fulfillment in all material respects of those undertakings made herein by the Company to be fulfilled prior to the Closing.

The Purchaser’s obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers, if any, of the Shares that they have agreed to purchase from the Company.

SECTION 4.  Representations, Warranties and Covenants of the Company.  The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

4.1     Organization; Good Standing. The Company is duly organized, validly existing and in good standing under the laws of its jurisdictions of incorporation.  The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted by it or location of the assets or properties owned, leased or licensed by it requires such qualification, except for such jurisdictions where the failure to so qualify individually or in the aggregate would not have a material adverse effect on the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company considered as a whole (a “Material Adverse Effect”); and to the Company’s best knowledge and belief having made all reasonable enquiries, no proceeding has been instituted, threatened, pending, foreseeable or possible in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

4.2     Capitalization. As of the date immediately prior to the commencement of the sale of the Shares, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, no par value per share.  As of the date hereof: (i) 18,750,000 shares of Common Stock are issued and outstanding, and except as set forth in this Section 4.2, there are no other options, warrants or other rights to purchase from the Company any shares of its capital stock other than pursuant to the Agreements.  The certificates evidencing the Purchaser Shares are in due and proper legal form and have been duly authorized for issuance by the Company.  All of the issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and nonassessable.  There are no statutory preemptive or other similar rights to subscribe for or to purchase or acquire any shares of Common Stock of the Company, or any such rights pursuant to its Articles of Incorporation or bylaws, or equivalent formation and governance documents, or any agreement or instrument to or by which the Company is a party or bound, in each case that are triggered by the purchase and sale transaction contemplated by this Agreement, except for any such rights under any such agreement or instrument that have been waived prior to the date hereof.  The Purchaser Shares, when issued and delivered and paid for as provided herein, will be duly and validly issued and will be fully paid and nonassessable and will be issued free and clear of any security interests, liens, encumbrances, equities, restrictions on transfer (other than as arising under applicable securities laws or this Agreement), third party rights or claims. The Purchaser Shares will be issued in compliance with all applicable federal and state securities laws.

4.3     Due Authorization.  This Agreement has been duly authorized, executed and delivered by the Company and, assuming execution and delivery by each of the other parties thereto, constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws.  All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company.

4.4     No Default or Consents.  Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the charter or bylaws, or equivalent formation and governance documents, of the Company, except for such consents or waivers which have already been obtained and are in full force and effect.

4.5     Permits. The Company has all requisite corporate power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits of and from all governmental or regulatory bodies or any other person or entity (collectively, the “Permits”), to own, lease and license its assets and properties and conduct its business, all of which are valid and in full force and effect, except where the lack of such Permits, individually or in the aggregate, would not have a Material Adverse Effect. The Company has fulfilled and performed in all material respects all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Company thereunder.  Except as may be required as to the Company under the Securities Act and state Blue Sky laws, no other Permits are required to enter into, deliver and perform this Agreement and to issue and sell the Purchaser Shares to the Purchaser.

4.6     Real and Personal Property.  The Company has good and marketable title in fee simple to all real property, and good and marketable title to all other property, owned by it, in each case free and clear of all liens, encumbrances, claims, security interests and defects, except such as (i) secure the indebtedness of the Company or its parent company, or (ii) do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company.  All property held under lease by the Company is held under valid, existing and enforceable leases, free and clear of all liens, encumbrances, claims, security interests and defects, except such as (i) secure any Company indebtedness, or (ii) have arisen in the ordinary course of business of the Company and do not materially interfere with the use made or proposed to be made of such property by the Company.

4.7     Material Contracts.  Each contract, document or other agreement which is material to the current business of the Company, taken as a whole (the “Material Contracts”), is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms.  The Company, nor to the Company's best knowledge and belief having made all reasonable enquires, any other party, is in default in the observance or performance of any term or obligation to be performed by it under any such Material Contract.

4.8     No Violation.  The Company is not in violation of any term of its charter or bylaws, or equivalent formation and governance documents, or of any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation, individually or in the aggregate, would have a Material Adverse Effect.

4.9     Consents and Approvals.  Each approval, consent, order, authorization, designation, declaration or filing of, by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated required to be obtained or performed by the Company has been so obtained or performed.

4.10   Legal Proceedings.  There are no claims, actions, suits, proceedings, arbitrations, complaints, charges, judgments, injunctions or governmental investigations pending, or to the Company’s best knowledge and belief having made all reasonable enquiries threatened, to which Company is a party or of which any property of the Company is the subject which the management of the Company believes will have a Material Adverse Effect.

4.11   Taxes.  The Company has timely filed all Federal, state, local and foreign tax returns which are required to be filed through the date hereof, which returns are true and correct in all material respects, or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due. There are no tax audits or investigations pending; nor are there any material proposed additional tax assessments against the Company.

4.12   Insurance.  All material fire and casualty, general liability, and business interruption insurance policies maintained by the Company are in full force and effect, are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company, and are in character and amount at least reasonably equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

4.13   Environmental Laws.  (i) The Company is in compliance in all material respects with all applicable rules, laws and regulation relating to the use, treatment, release, storage or disposal of hazardous or toxic substances or pollution or the protection of employee health or safety, public health or the environment (“Environmental Laws”); (ii) the Company has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws; (iii) the Company  has received all permits, licenses or other approvals required of it under Environmental Laws to conduct its business and is in compliance with all material terms and conditions of any such permit, license or approval; (iv) to the Company’s best knowledge and belief having made all reasonable enquiries, no facts currently exist that will require the Company to make future material capital expenditures to comply with Environmental Laws; and (v) no property which is or has been owned, leased or occupied by the Company has been designated as a Superfund site pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et. seq.) (“CERCLA”), or otherwise designated as a contaminated site under applicable state or local law.  The Company  has not been named as a “potentially responsible party” under CERCLA.

4.14   Foreign Transactions Reporting Act.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending, or to the best knowledge and belief of the Company having made all reasonable enquiries, threatened.

4.15   OFAC.  Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

4.16   ERISA.  The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the U.S. Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each "plan" as defined in Section 3(3) of ERISA (and such regulations and published interpretations) in which its employees are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. No “Reportable Event” (as defined in ERISA) has occurred with respect to any “Pension Plan” (as defined in ERISA) for which the Company has any liability.

4.17   Use of Proceeds. The Company intends to use the net proceeds from the sale of the Shares for general working capital and for other corporate purposes.

4.18   Investment Company.  The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in Section 4.17, will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) thereunder.

4.19   Certain Transactions.  Other than agreements or arrangements relating to (i) compensation, and standard employee benefits generally made available to all employees of the Company, (ii) standard director and officer indemnification on terms approved by the Board of Directors of the Company, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or key employees, or any affiliate thereof.

4.20   Voting Rights.  To the Company’s knowledge, no stockholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company.

SECTION 5.  Representations, Warranties and Covenants of the Purchaser.  The Purchaser represents and warrants to, and covenants with, the Company that:

5.1     Experience.  (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, and is making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and/or comparable entities, has the ability to bear the economic risks of an investment in the Shares and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Shares; (ii) the Purchaser is acquiring the number of Shares set forth on the signature pages hereto in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares and subject to no arrangement or understanding with any other persons regarding the distribution of such Shares; (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, except in compliance with the Securities Act and the rules and regulations thereunder, and any applicable state and foreign securities laws; (iv) the Purchaser has, in connection with its decision to purchase the number of Shares set forth on the signature pages hereto, relied solely upon the representations and warranties of the Company contained in this Agreement; (v) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; and (vi) the Purchaser meets the monetary threshold requirements of a “Qualified Institutional Buyer”, as such term is defined in Rule 144A promulgated under the Securities Act (for the avoidance of doubt, the Purchaser is not a “Qualified Institutional Buyer”).

5.2     Reliance on Exemptions.  The Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the regulations promulgated thereunder, and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

5.3     Confidentiality.  The Purchaser understands that the information contained in the materials provided to the Purchaser by the Company and its representatives in connection with the purchase and sale of the Shares is strictly confidential and proprietary to the Company and is being submitted to the Purchaser solely for such Purchaser’s confidential use.  The Purchaser agrees to use the information contained in such materials for the sole purpose of evaluating a possible investment in the Shares and the Purchaser acknowledges that it is prohibited from reproducing or distributing this Agreement or any other materials or other information provided by the Company in connection with the Purchaser’s consideration of its investment in the Company, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors who need to know such contents in connection with the Purchaser’s proposed investment in the Purchaser Shares and who agree in writing to be bound by an equivalent obligation of confidentiality and non-use with respect to such contents.  Further, the Purchaser understands that the existence and nature of all conversations and presentations, if any, regarding the Company and the offering of the Shares must be kept strictly confidential.  In addition, the Purchaser understands that United States securities laws may prohibit any person who has received from an issuer material non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities based on such information.   The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is required to disclose pursuant to applicable law, regulation or legal process; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or any other applicable legal procedure, it shall provide the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

5.4     Investment Decision.  The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.5     Risk of Loss.  The Purchaser understands that its investment in the Shares involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Shares.  The Purchaser understands that no representation is being made as to the future value of the Common Stock.

5.6     Legend.  The Purchaser understands that, until such time as a Registration Statement has been declared effective or the Purchaser Shares may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Purchaser Shares will bear a restrictive legend in substantially the following form:

“THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION.  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER RESTRICTIONS IN ACCORDANCE WITH THE TERMS OF A STOCK PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE COMPANY.  THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

5.7     Residency.  The Purchaser’s principal executive offices are in the jurisdiction set forth immediately below the Purchaser’s name on the signature pages hereto. All discussions and negotiations between the Company and the Purchaser concerning the transactions contemplated by this Agreement occurred in such jurisdiction, and the Purchaser executed, and delivered to the Company as so executed, this Agreement in such jurisdiction.

5.8     Organization; Validity; Enforcements.  The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and mutual delivery of this Agreement by the parties hereto, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution may be limited by federal or state securities laws or the public policy underlying such laws, and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

5.09         Reliance on Representations and Warranties in this Agreement.  The Purchaser acknowledges that neither the Company nor any of the Company’s directors, officers, employees, affiliates, controlling persons, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information or materials made available to the Purchaser or any of its directors, officers, employees, affiliates, controlling persons, agents or representatives, except as and only to the extent expressly set forth herein with respect to the representations and warranties made by the Company in Section 4 of this Agreement and subject to the limitations and restrictions thereon contained in this Agreement.

5.10         Transfer of Shares.  The Purchaser agrees that it will not effect any disposition of the Shares or its right to purchase the Shares other than in conformity with the requirements of the Securities Act and any applicable state or foreign securities laws.

SECTION 6.  Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by either party to this Agreement, all covenants and agreements made by the Company and the Purchaser herein and in the certificates for the Purchaser Shares delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Purchaser Shares and the payment therefor.  All representations and warranties made by the Company and the Purchaser herein and in the certificates for the Purchaser Shares delivered pursuant hereto shall survive for a period of one year following the later of the execution of this Agreement, the delivery to the Purchaser of the Purchaser Shares and the payment therefor.

SECTION 7.  Independent Nature of Purchasers’ Obligations and Rights.  The obligations of the Purchaser under this Agreement are several and not joint (or joint and several) with the obligations of any Other Purchaser, and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchaser under the Agreements.  The decision of the Purchaser to purchase the Purchaser Shares pursuant to this Agreement has been made by such Purchaser independently of any Other Purchaser.  Nothing contained in the Agreements, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements.  The Purchaser acknowledges that no Other Purchaser has acted as agent for such Purchaser in connection with making its investment hereunder and that no Other Purchaser will be acting as agent of such Purchaser in connection with monitoring its investment in the Purchaser Shares or enforcing its rights under this Agreement.  The Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any Other Purchaser to be joined as an additional party in any proceeding for such purpose.

SECTION 8.  Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified; (ii) when received by confirmed facsimile.  All communications shall be sent to the Company and the Purchaser as follows or at such other addresses as the Company or the Purchaser may designate upon ten (10) days’ advance written notice to the other party:

(a)       if to the Company, to:

Digital Domain Institute, Inc
8881 South US Highway One
Port St. Lucie, FL 34952
Attn.: General Counsel
Facsimile: (772) 345-8113

(b)       if to the Purchaser, at its address as set forth on the signature pages to this Agreement.

SECTION 9.  Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.  Any amendment or modification effected in accordance with this Section 10 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

SECTION 10. Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

SECTION 11. Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

SECTION 12. Governing Law; Venue.  This Agreement and any disputes or claims arising out of or in connection with its subject matter shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles of that or any other jurisdiction.  The parties irrevocably agree that the state and federal courts of the state of New York shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement.  Each of the parties agrees to waive to the fullest extent permitted by applicable law any objection that it now has or may hereafter have to the venue of any litigation, proceeding or action arising out of, or in connection with, this Agreement being laid in any such court, or that any such litigation, proceeding or action was brought in an inconvenient forum.

SECTION 13. Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

SECTION 14.  Entire Agreement. This Agreement (including the Appendices attached hereto) and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

SECTION 15.  Fees and Expenses.  Except as expressly set forth herein, each of the Company and the Purchaser shall pay its respective fees and expenses related to the transactions contemplated by this Agreement.

SECTION 16.  Parties.  This Agreement is made solely for the benefit of and is binding upon the Purchaser and the Company and, except to the extent expressly provided in Section 17, no other person or entity shall acquire or have any right under or by virtue of this Agreement.

SECTION 17.  Assignment.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.  This Agreement and the rights of the Purchaser hereunder may be assigned by the Purchaser only with the prior written consent of the Company, except such consent shall not be required in cases of (i) assignments by an investment adviser to a fund for which it is the adviser or by or among funds that are under common control or (ii) any assignment by the Purchaser to an affiliate, provided that such transfer of securities shall not have been consummated in violation of the provisions of this Agreement and, provided further that, in each such case, such transferee agrees in writing to be bound by the terms of this Agreement.

SECTION 18.  Further Assurances.  Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by the other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

[Remainder of Page Intentionally Left Blank;

Signatures Appear on the Following Two Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be executed by their duly authorized representatives as of the day and year first above written.

DIGITAL DOMAIN INSTITUTE, INC.

By:
Name:
Title:

PURCHASER SIGNATURE PAGE

Print or Type:

Name of Purchaser (Individual or Institution):

Name of Individual representing Purchaser (if an Institution):

Title of Individual representing Purchaser (if an Institution):

Signature by:

Individual Purchaser or Individual representing Purchaser:

Address:

Telephone:

Facsimile:

If the Shares are to be held by two or more joint holders, all such holders must sign.  When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such.  If signing as a corporation, please sign in full corporate name by the President or other authorized officer.  If signing as a partnership or limited liability company, please sign in partnership or limited liability company name by an authorized person.

Number of Shares to Be Purchased	Price Per Share In US Dollars	Aggregate Price In US Dollars
$

SUMMARY INSTRUCTION SHEET FOR PURCHASER

(to be read in conjunction with the entire
Stock Purchase Agreement which this follows)

A.       Complete the following items on BOTH Stock Purchase Agreements (Please sign two originals):

1.	Signature Page:

(i)	Name of Purchaser (Individual or Institution)

(ii)	Name of Individual representing Purchaser (if an Institution)

(iii)	Title of Individual representing Purchaser (if an Institution)

(iv)	Signature of Individual Purchaser or Individual representing Purchaser

2.	Appendix I - Stock Certificate Questionnaire:

Provide the information requested by the Stock Certificate Questionnaire.

3.	Return BOTH properly completed and signed Stock Purchase Agreements including the properly completed Appendix II to (initially by facsimile with original copy by overnight delivery):

Digital Domain Institute, Inc.
8881 South US Highway One
Port St. Lucie, FL 34952
Attn.: Ed Lunsford
Facsimile: (772) 345-8113

B.           Instructions regarding the transfer of funds for the purchase of Shares will be sent by facsimile to the Purchaser at a later date.

Appendix I

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 3 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Purchaser of the Shares and the Registered Holder listed in response to item 1 above:

3.	The mailing address of the Registered Holder listed in response to item 1 above: